UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36344	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective as of April 28, 2014, the employment of Sara Zaknoen, M.D., Ignyta’s Chief Medical Officer, terminated. In connection with the termination of Dr. Zaknoen’s employment, and subject to Dr. Zaknoen signing a waiver and release of claims in favor of the company and her compliance with certain restrictive covenants, including with respect to non-solicitation and non-disparagement, Dr. Zaknoen is eligible to receive certain benefits under the Ignyta, Inc. Severance and Change in Control Severance Plan (the “Plan”) as a “Tier 2 Covered Employee.” The terms and provisions of the Plan as applied to a Tier 2 Covered Employee are set forth in Ignyta’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2013, which description is incorporated herein by reference.

James L. Freddo, M.D., a director of the company and its former consulting Chief Medical Officer, will be assisting the company on a consulting basis until a new Chief Medical Officer is hired. Dr. Freddo will not receive any compensation for acting in such role, other than his compensation as a member of the company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2014	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer